                                                                   EXHIBIT 32.1


                    STATEMENT PURSUANT TO 18 U.S.C. ss.1350


   Pursuant to 18 U.S.C. ss.1350, the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Savient Pharmaceuticals, Inc.

May 10, 2005

                                     By: /s/ Christopher Clement
                                        ----------------------------------------
                                        Christopher Clement
                                        President and Chief Executive Officer